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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-101304) and Form S-8 (Nos. 333-61573, 333-85383, 333-58922, 333-72014, 333-87810, 333-100114, 333-100115, 333-103323, 333-106487, 333-111131, 333-146431 and 333-153661) of Activision Blizzard, Inc. of our report dated November 5, 2008, with respect to the consolidated financial statements and financial statement schedule of Vivendi Games, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Los Angeles, California
March 1, 2010

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM